Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 16, 2003, accompanying the financial statements of Information Spectrum, Inc. appearing in the Current Report filed on Form 8-K/A (File No. 001-31258) which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP

Vienna, Virginia

December 15, 2003